Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7284) of Mechanical Technology Incorporated of our report dated June 18, 2004 relating to the financial statements of Mechanical Technology Incorporated MTI Savings and Retirement Plan which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Albany, New York

June 25, 2004